Exhibit 4.1 and 4.2 MURPHY OIL USA, INC. AND EACH OF THE GUARANTORS PARTY HERETO 4.750% Senior Notes Due 2029 INDENTURE Dated as of September 13, 2019 UMB BANK, N.A. as Trustee, Registrar and Paying Agent [[DMS:5220981v13:09/13/2019--09:02 AM]]

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310(a)(1)	....	7.10
(a)(2)	....	7.10
(a)(3)	....	N.A.
(a)(4)	....	N.A.
(a)(5)	....	7.10
(b)	....	7.08; 7.10
(c)	....	N.A.
311(a)	....	7.11
(b)	....	7.11
(c)	....	N.A.
312(a)	....	2.05
(b)	....	11.03
(c)	....	11.03
313(a)	....	7.06
(b)(1)	....	7.06
(b)(2)	....	7.06
(c)	....	11.02
(d)	....	7.06
314(a)	....	4.02; 4.12
(b)	....	N.A.
(c)(1)	....	11.04
(c)(2)	....	11.04
(c)(3)	....	N.A.
(d)	....	N.A.
(e)	....	11.05
(f)	....	N.A.
315(a)	....	7.01
(b)	....	7.05
(c)	....	7.01
(d)	....	7.01
(e)	....	6.11
316(a) (last sentence)	....	11.06
(a)(1)(A)	....	6.05
(a)(1)(B)	....	6.04
(a)(2)	....	N.A.
(b)	....	6.07
(c)	....	9.04
317(a)(1)	....	6.08
(a)(2)	....	6.09
(b)	....	2.04
318(a)	....	11.01
(b)	....	N.A.
(c)	....	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

[[DMS:5220981v13:09/13/2019--09:02 AM]]

i

TABLE OF CONTENTS

Page

Article 1

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	35
SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	35
SECTION 1.04.	Rules of Construction	36

Article 2

The Securities

SECTION 2.01.	Form and Dating	37
SECTION 2.02.	Execution and Authentication	37
SECTION 2.03.	Registrar and Paying Agent	38
SECTION 2.04.	Paying Agent To Hold Money in Trust	38
SECTION 2.05.	Securityholder Lists	38
SECTION 2.06.	Transfer and Exchange	38
SECTION 2.07.	Replacement Securities	39
SECTION 2.08.	Outstanding Securities	39
SECTION 2.09.	Temporary Securities	39
SECTION 2.10.	Cancellation	39
SECTION 2.11.	Defaulted Interest	40
SECTION 2.12.	CUSIP Numbers, ISINs, etc.	40
SECTION 2.13.	Issuance of Additional Securities	40

Article 3

Redemption

SECTION 3.01.	Notices to Trustee	41
SECTION 3.02.	Selection of Securities to Be Redeemed	41
SECTION 3.03.	Notice of Redemption	41
SECTION 3.04.	Effect of Notice of Redemption	43
SECTION 3.05.	Deposit of Redemption Price	43
SECTION 3.06.	Securities Redeemed in Part	43

Article 4

Covenants

SECTION 4.01.	Payment of Securities	43
SECTION 4.02.	SEC Reports	43

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ii

SECTION 4.03.	Limitation on Indebtedness	44
SECTION 4.04.	Limitation on Restricted Payments	49
SECTION 4.05.	Limitation on Restrictions on Distributions from Restricted Subsidiaries	53
SECTION 4.06.	Limitation on Sales of Assets and Subsidiary Stock	55
SECTION 4.07.	Limitation on Affiliate Transactions	59
SECTION 4.08.	Change of Control	60
SECTION 4.09.	Limitation on Liens	62
SECTION 4.10.	Future Subsidiary Guarantors	63
SECTION 4.11.	Suspension of Covenants	63
SECTION 4.12.	Compliance Certificate	64

Article 5

Successor Company

SECTION 5.01.	When Company May Merge or Transfer Assets	64

Article 6

Defaults and Remedies

SECTION 6.01.	Events of Default	67
SECTION 6.02.	Acceleration	70
SECTION 6.03.	Other Remedies	70
SECTION 6.04.	Waiver of Past Defaults	71
SECTION 6.05.	Control by Majority	71
SECTION 6.06.	Limitation on Suits	71
SECTION 6.07.	Rights of Holders to Receive Payment	72
SECTION 6.08.	Collection Suit by Trustee	72
SECTION 6.09.	Trustee May File Proofs of Claim	72
SECTION 6.10.	Priorities	72
SECTION 6.11.	Undertaking for Costs	73
SECTION 6.12.	Waiver of Stay or Extension Laws	73

Article 7

Trustee

SECTION 7.01.	Duties of Trustee	73
SECTION 7.02.	Rights of Trustee	74
SECTION 7.03.	Individual Rights of Trustee	75
SECTION 7.04.	Trustee's Disclaimer	75
SECTION 7.05.	Notice of Defaults	76
SECTION 7.06.	Reports by Trustee to Holders	76
SECTION 7.07.	Compensation and Indemnity	76
SECTION 7.08.	Replacement of Trustee	77

iii SECTION 7.09. Successor Trustee by Merger .........................................................78 SECTION 7.10. Eligibility; Disqualification ...........................................................78 SECTION 7.11. Preferential Collection of Claims Against Company .....................78 Article 8 Discharge of Indenture; Defeasance SECTION 8.01. Discharge of Liability on Securities; Defeasance ..........................78 SECTION 8.02. Conditions to Defeasance ..............................................................79 SECTION 8.03. Application of Trust Money ...........................................................80 SECTION 8.04. Repayment to Company .................................................................81 SECTION 8.05. Indemnity for Government Obligations .........................................81 SECTION 8.06. Reinstatement .................................................................................81 Article 9 Amendments SECTION 9.01. Without Consent of Holders ..........................................................81 SECTION 9.02. With Consent of Holders ...............................................................82 SECTION 9.03. Compliance with Trust Indenture Act ............................................83 SECTION 9.04. Revocation and Effect of Consents and Waivers ...........................83 SECTION 9.05. Notation on or Exchange of Securities ..........................................84 SECTION 9.06. Trustee To Sign Amendments .......................................................84 SECTION 9.07. Payment for Consent ......................................................................84 Article 10 Guarantees SECTION 10.01. Guarantees......................................................................................84 SECTION 10.02. Limitation on Liability ...................................................................86 SECTION 10.03. Successors and Assigns..................................................................86 SECTION 10.04. No Waiver ......................................................................................87 SECTION 10.05. Modification ...................................................................................87 SECTION 10.06. Release of Subsidiary Guarantor ...................................................87 SECTION 10.07. Contribution ...................................................................................87 Article 11 Miscellaneous SECTION 11.01. Trust Indenture Act Controls .........................................................88 SECTION 11.02. Notices ...........................................................................................88 SECTION 11.03. Communication by Holders with Other Holders ...........................89 SECTION 11.04. Certificate and Opinion as to Conditions Precedent ......................89 SECTION 11.05. Statements Required in Certificate or Opinion ..............................89

iv

SECTION 11.06.	When Securities Disregarded	90
SECTION 11.07.	Rules by Trustee, Paying Agent and Registrar	90
SECTION 11.08.	Legal Holidays	90
SECTION 11.09.	Governing Law	90
SECTION 11.10.	No Recourse Against Others	90
SECTION 11.11.	Successors	90
SECTION 11.12.	Multiple Originals	90
SECTION 11.13.	Table of Contents; Headings	91
SECTION 11.14.	Waiver of Jury Trial	91
SECTION 11.15.	Force Majeure	91
SECTION 11.16.	U.S.A. Patriot Act	91

Appendix A – Provisions Relating to the Securities
Exhibit A – Form of Initial Security

INDENTURE dated as of September 13, 2019, among MURPHY OIL USA, INC., a Delaware corporation (the “Company”), MURPHY USA INC., a Delaware corporation (“Holdings”), each SUBSIDIARY GUARANTOR from time to time a party hereto and UMB BANK, N.A., a national banking association, as trustee (the “Trustee”). Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and the Additional Securities (collectively, the “Securities”): Article 1 Definitions and Incorporation by Reference SECTION 1.01. Definitions. “2027 Notes” means the Company’s $300,000,000 aggregate principal amount of 5.625% Senior Notes due 2027 issued on April 25, 2017. “Additional Assets” means: (1) any property, plant or equipment used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings, the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business. “Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security. “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three (3) months before or after September 15, 2024, yields for the two published maturities most closely corresponding to the [[DMS:5220981v13:09/13/2019--09:02 AM]]

2 Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.04, 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdings or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. “Applicable Premium” means with respect to a Security at any redemption date the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such Security on September 15, 2024 (such redemption price being described in the second paragraph of Section 5 of the Securities, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through September 15, 2024 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date. “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Holdings, the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of: (1) any shares of Capital Stock of the Company or a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings, the Company or a Restricted Subsidiary); (2) all or substantially all the assets of any division or line of business of Holdings, the Company or any Restricted Subsidiary; or

3 (3) any other assets of Holdings, the Company or any Restricted Subsidiary outside of the ordinary course of business of Holdings, the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by (x) a Restricted Subsidiary or the Company to Holdings, (y) a Restricted Subsidiary or Holdings to the Company or (z) a Restricted Subsidiary, the Company or Holdings to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of Holdings in accordance with Section 5.01, (C) a disposition of assets with a Fair Market Value of less than $10,000,000; provided, however, that for purposes of this clause (C), Fair Market Value may be determined by any Officer authorized by Holdings to do so, (D) a disposition of cash or Temporary Cash Investments, (E) the granting, creation or perfection of a Lien not prohibited by Section 4.09 (but not the sale or other disposition of the property subject to such Lien), (F) the disposition of products, services, inventory, equipment, real property and accounts receivable or other assets in the ordinary course of business, including in connection with the compromise, settlement or collection thereof, (G) sales in the ordinary course of business of immaterial assets, (H) the disposition of damaged, obsolete, worn out, uneconomical or surplus property, equipment or assets, (I) licenses and sublicenses by Holdings, the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business, (J) any surrender or waiver of contract rights or the settlement, release, recovery one or surrender of contract, tort or other claims of any kind, (K) transfers of property subject to casualty or condemnation proceedings, (L) the voluntary termination of Hedging Obligations, (M) the trade or exchange by Holdings, the Company or any Restricted Subsidiary of any asset for any other asset or assets; provided that the Fair Market Value of the asset or assets received by Holdings, the Company or such Restricted Subsidiary in such trade or exchange (including any cash or Temporary Cash Investments) is reasonably equivalent to the Fair Market Value of the asset or assets disposed of by Holdings, the Company or such Restricted Subsidiary pursuant to such trade or exchange; provided further, that if any cash or Temporary Cash Investments are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Temporary Cash Investments shall be deemed proceeds of an “Asset Disposition”, (N) any disposition in connection with a Sale/Leaseback Transaction permitted under Section 4.03 and 4.09 or (O) any disposition of the Ethanol Assets or any disposition of shares of Capital Stock of the Ethanol Subsidiary; provided that the Ethanol Subsidiary owns no assets other than the Ethanol Assets. “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which

4 such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”. “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments. “Board of Directors” means the board of directors of Holdings or any committee thereof duly authorized to act on behalf of such board. “Business Day” means each day which is not a Legal Holiday. “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.09, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased. “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity. “Change of Control” means the occurrence of any of the following events: (1) any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdings; provided that the consummation of any such transaction resulting in such person owning more than 50% of the total voting power of the Voting Stock of Holdings shall not be considered a Change of Control if (a) Holdings becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) immediately following such transaction, (x) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Holdings’ Voting Stock immediately prior to such transaction or (y) no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company;

5 (2) the adoption by the Board of Directors of a plan relating to the liquidation or dissolution of Holdings; (3) the merger or consolidation of Holdings with or into another Person or the merger of another Person with or into Holdings, or the sale of all or substantially all the assets of Holdings (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Holdings immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of the sale of all or substantially all the assets of Holdings, each transferee becomes an obligor or a Guarantor in respect of the Securities; or (4) the Company ceases to be a Subsidiary of Holdings. “Code” means the Internal Revenue Code of 1986, as amended. “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities. “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to September 15, 2024, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to September 15, 2024. “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date. “Consolidated Coverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of EBITDA for the period of the most recent four (4) full consecutive fiscal quarters for which internal consolidated financial statements of Holdings are available to (2) Consolidated Interest Expense for such four (4) fiscal quarters; provided, however, that:

6 (A) if Holdings, the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; (B) if Holdings, the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period; (C) if since the beginning of such period Holdings, the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings, the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings, the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings, the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); (D) if since the beginning of such period Holdings, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in the Company or any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

7 (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings, the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by Holdings, the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period. For purposes of this definition, (i) whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Holdings and (ii) whenever pro forma effect is to be given to a transaction, the pro forma calculations may include cost savings and all other operating expense reductions resulting from such transaction that have been realized or are, in the good faith judgment of a responsible financial or accounting Officer of Holdings, expected to be realized within twelve (12) months of such transaction. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve (12) months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four (4) fiscal quarters subject to the pro forma calculation. “Consolidated Current Liabilities” of such Person as of the date of determination means the aggregate amount of liabilities of such Person and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities under GAAP (including taxes accrued as estimated), on a consolidated basis, after eliminating: (1) all intercompany items between any of such Person and any Restricted Subsidiary of such Person; and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied. “Consolidated Interest Expense” means, for any period, the total interest expense of Holdings, the Company and the consolidated Restricted Subsidiaries (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by Holdings, the Company or the Restricted Subsidiaries, without duplication,

8 (1) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations; (2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; (3) capitalized interest; (4) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense; (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (6) net payments pursuant to Hedging Obligations; (7) all dividends accrued in respect of all Disqualified Stock of Holdings and all Preferred Stock of the Company or any Restricted Subsidiary, in each case, held by Persons other than Holdings, the Company or a Restricted Subsidiary (other than such dividends payable solely in Capital Stock (other than Disqualified Stock) of Holdings); (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) Holdings, the Company or any Restricted Subsidiary; and (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings, the Company or a Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust. “Consolidated Leverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of Indebtedness of Holdings, the Company and the Restricted Subsidiaries as of such date of determination to (2) EBITDA for the most recent four (4) full consecutive fiscal quarters for which internal consolidated financial statements of Holdings are available, in each case with such pro forma adjustments to Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

9 “Consolidated Net Income” means, for any period, the net income of Holdings and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (1) any net income of any Person (other than Holdings) if such Person is not the Company or a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, Holdings’ equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually paid by such Person during such period to Holdings, the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and (B) Holdings’ or the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash actually funded by Holdings or the Company, as the case may be, during such period to such Person; (2) any net income (or loss) of any Person acquired by Holdings or a Subsidiary of Holdings in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition, to the extent such net income is not paid in cash as a dividend or other distribution to Holdings, the Company or a Restricted Subsidiary (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations in clause (3) below); (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings or the Company, except that (A) subject to the exclusion contained in clause (4) below, Holdings’ equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually paid by such Restricted Subsidiary during such period to Holdings, the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and (B) Holdings’ equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

10 (4) any gain (or loss) realized upon the sale or other disposition of any assets of Holdings, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (5) extraordinary gains or losses; (6) income and losses attributable to discontinued operations; (7) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of Holdings, the Company or any Restricted Subsidiary shall be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Qualified Capital Stock of Holdings, the Company or any Restricted Subsidiary; (8) the cumulative effect of a change in accounting principles; (9) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness; (10) unrealized gains and losses with respect to Hedging Obligations, including without limitation, those resulting from the application of FASB ASC Topic 815; and (11) non-cash interest expenses attributable to the equity component of convertible debt, including under FASB ASC Topic 470, in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to Holdings, the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D) or (E). “Consolidated Net Tangible Assets” of a Person as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

11 “Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of Holdings, the Company or any Restricted Subsidiary plus, the aggregate additional Indebtedness that Holdings, the Company or any Restricted Subsidiary may Incur as of such date pursuant to Section 4.03(b)(1) for which a financial institution has committed, or is otherwise obligated, to provide. “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness to (b) the aggregate amount of EBITDA for the most recently ended four full consecutive fiscal quarters for which internal consolidated financial statements of Holdings are available, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio; provided, however, that for purposes of the calculation of the Consolidated Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (26) of the definition of “Permitted Liens”, Holdings, the Company or the Restricted Subsidiaries may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be secured by such Lien as being Incurred at such time and any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time. “Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of Holdings, the Company and the Restricted Subsidiaries on a consolidated basis. “Credit Facilities” means one or more debt facilities (including the Senior Credit Agreement), commercial paper facilities, securities purchase agreement, indenture or similar agreement, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values. “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which

12 such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the Securities or the creditworthiness of the Company or any one or more of the Guarantors (the “Performance References”). “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings, the Company or one of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of Temporary Cash Investments received in connection with a subsequent sale of such Designated Non-cash Consideration. “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event: (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary after the Stated Maturity of the Securities shall not constitute Disqualified Stock if: (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities under Sections 4.06 and 4.08 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto. “DTC” means The Depository Trust Company. “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (1) all provisions for taxes based on the income or profits of Holdings, the Company and the consolidated Restricted Subsidiaries; plus

13 (2) Consolidated Interest Expense; plus (3) depreciation and amortization expense of Holdings, the Company and the consolidated Restricted Subsidiaries (including amortization of intangibles but excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus (4) any losses attributable to early extinguishment of Indebtedness or under any Hedging Obligation, and any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedging Obligations; plus (5) an amount equal to any extraordinary loss plus any net loss realized by Holdings, the Company and the consolidated Restricted Subsidiaries in connection with (A) an Asset Disposition or (B) any disposition of the Ethanol Assets or any disposition of the shares of Capital Stock of the Ethanol Subsidiary; plus (6) all impairments and other non-cash charges or expenses of Holdings, the Company and the consolidated Restricted Subsidiaries (excluding any such impairment and other non-cash charges and expenses to the extent representing an accrual of or reserve for cash expenditures in any future period); less (7) all non-cash items of income of Holdings, the Company and the consolidated Restricted Subsidiaries (other than accruals of revenue by Holdings, the Company and the consolidated Restricted Subsidiaries in the ordinary course of business); less (8) any gains attributable to early extinguishment of Indebtedness or under any Hedging Obligation, and any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedging Obligations; less (9) an amount equal to any extraordinary gain plus any net gain realized by Holdings, the Company and the consolidated Restricted Subsidiaries in connection with (A) an Asset Disposition or (B) any disposition of the Ethanol Assets or any disposition of the shares of Capital Stock of the Ethanol Subsidiary, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise contributed or distributed to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments,

14 judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders. “Ethanol Assets” means any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights primarily related to the operations of the Ethanol Subsidiary. “Ethanol Subsidiary” means Hankinson Holding, LLC. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04(a)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $50,000,000, such determination must be confirmed by an Independent Qualified Party. “Fitch” means Fitch Ratings Inc. and any successor to its rating agency business. “Foreign Subsidiary” means any Restricted Subsidiary of Holdings that is not organized under the laws of the United States of America or any State thereof or the District of Columbia. “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Measurement Date, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC,

15 except with respect to any reports or financial information required to be delivered pursuant to the covenant set forth under Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” means Holdings and any Subsidiary Guarantor. “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or similar agreements or arrangements relating to commodity prices. “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books. “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03: (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

16 (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; (4) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values; and (5) the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change shall not be deemed to be the Incurrence of Indebtedness. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable; (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property and all conditional sale obligations of such Person, in either case due more than six months after such property is acquired or such sale is completed, and all obligations of such Person under any title retention agreement relating to property acquired by such Person (but excluding (A) accounts payable or other liabilities to trade creditors arising in the ordinary course of business, (B) deferred compensation payable to directors, officers or employees of Holdings, the Company or any other Restricted Subsidiary and (C) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable); (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such

17 Person or, with respect to any Preferred Stock of any Subsidiary of such Person (but excluding, in each case, any accrued dividends); (6) all Guarantees by such Person of (A) obligations of the type referred to in clauses (1) through (5) or (B) dividends of other Persons; (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, in connection with the purchase by Holdings, the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within thirty (30) days thereafter. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time. The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock shall be its maximum liquidation value. “Indenture” means this Indenture as amended or supplemented from time to time. “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing selected by the Company; provided, however, that such firm is not an Affiliate of Holdings.

18 “Initial Securities” means $500,000,000 aggregate principal amount of 4.750% Senior Notes Due 2029 issued on the Issue Date. “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates. “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If Holdings, the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Holdings, the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by Holdings, the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Holdings, the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04, “Investment” shall include: (1) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (A) Holdings’ “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors. “Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) by Moody’s, (2) BBB- (or the equivalent) by Standard and Poor’s or (3) BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

19 “Issue Date” means September 13, 2019. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. “Lien” means any mortgage or deed of trust, charge, pledge, lien, security interest, hypothecation, or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease, other title retention agreement or any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References or (ii) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “Measurement Date” means April 25, 2017, the issue date of the 2027 Notes. “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business. “Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of: (1) all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred (including any relocation expenses incurred as a result thereof and any related severance and associated costs), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset

20 Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition; (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Holdings, the Company or any Restricted Subsidiary after such Asset Disposition; and (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to Holdings, the Company or any Restricted Subsidiary. “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. “Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions, as supplemented by the 2019 Narrowly Tailored Credit Event Supplement) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination. “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness. “Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of Holdings. “Officer” of the Company or any other Guarantor has a correlative meaning. “Officer’s Certificate” means a certificate signed by one Officer.

21 “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings or the Company (or if such opinion of counsel is in relation to a transaction of any other Guarantor or the Company, counsel to such other Guarantor or the Company). “Performance References” has the meaning set forth for such term in the definition of Derivative Instrument. “Permitted Investment” means an Investment by Holdings, the Company or any Restricted Subsidiary in: (1) Holdings, the Company, a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary; (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings, the Company or a Restricted Subsidiary; (3) cash and Temporary Cash Investments; (4) receivables owing to Holdings, the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdings, the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (6) loans or advances to directors and employees made in the ordinary course of business consistent with past practices of Holdings, the Company or such Restricted Subsidiary (including, without limitation, loans and advances the net proceeds of which are used solely to purchase Capital Stock of Holdings in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto on other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans; (7) Investments received (a) in settlement of debts created in the ordinary course of business and owing to Holdings, the Company or any Restricted Subsidiary, (b) in satisfaction of judgments or (c) in compromise or resolution of litigation, arbitration or other disputes; (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (a) an Asset Disposition as permitted

22 pursuant Section 4.06 or (b) a disposition of assets not constituting an Asset Disposition (including, for the avoidance of doubt, any disposition of the Ethanol Assets or any disposition of shares of Capital Stock of the Ethanol Subsidiary); (9) any Person where such Investment was acquired by Holdings, the Company or any Restricted Subsidiary (a) in connection with an acquisition, merger, amalgamation or consolidation with or into Holdings, the Company or a Restricted Subsidiary in a transaction that is not prohibited by this Indenture to the extent that such Investment was not made in contemplation of such acquisition, merger, amalgamation or consolidation, (b) in exchange for any other Investment or accounts receivable held by Holdings, the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or (c) as a result of a foreclosure by Holdings, the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (10) any Person to the extent such Investments consist of advances, deposits and prepayment for purchases of any assets, prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Holdings, the Company or any Restricted Subsidiary; (11) any Person in exchange for Qualified Capital Stock of Holdings; (12) any Person to the extent such Investments consist of Hedging Obligations; (13) Guarantees of Indebtedness otherwise permitted under Section 4.03 or Guarantees by Holdings, the Company or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Holdings, the Company or a Restricted Subsidiary in the ordinary course of business; (14) any Person to the extent such Investment exists on, or any Investment pursuant to a binding agreement that exists on, the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date or as otherwise contemplated pursuant to a binding agreement that exists on the Issue Date); (15) any Person to the extent such Investments result solely from the receipt by Holdings, the Company or a Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Capital

23 Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of receipt thereof); and (16) any Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (16) and outstanding on the date such Investment is made, do not exceed the greater of (A) $125,000,000 and (B) 6.5% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined as of the date of such Investment. For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (16) above, Holdings shall be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above). “Permitted Liens” means, with respect to any Person: (1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (2) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmens’, repairmens’ and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Holdings, the Company or any Restricted Subsidiary to provide collateral to the depository institution; (3) Liens for taxes, assessments or governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary

24 course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (5) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (6) leases or licenses with respect to the assets or properties of Holdings, the Company or any Restricted Subsidiary, so long as such leases or licenses do not, individually or in the aggregate, interfere in any material respect with the ordinary course of the business of Holdings, the Company or any Restricted Subsidiary; (7) filing of Uniform Commercial Code financing statements (or similar filings under applicable law) regarding operating leases; (8) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (9) judgment Liens in respect of judgments that do not constitute an Event of Default; (10) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person, including Permitted Indebtedness Incurred under Section 4.03(b)(11), provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto, improvements thereon, accessions thereto, proceeds or replacements in respect thereof); (11) Liens to secure Permitted Indebtedness Incurred under Section 4.03(b)(1); (12) Liens on assets of any Foreign Subsidiary to secure Indebtedness permitted by Section 4.03(b)(13); (13) Liens existing on the Issue Date;

25 (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (15) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto, improvements thereon, accessions thereto, proceeds thereof or replacements in respect thereof); (16) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto, improvements thereon, accessions thereto, proceeds thereof or replacements in respect thereof); (17) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person; (18) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture; (19) Liens in favor of Holdings, the Company or any Subsidiary Guarantor; (20) Liens created for the benefit of (or to secure) the Securities (or the Guarantees of the Securities) or payment obligations to the Trustee in respect thereof; (21) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (10), (13), (15) or (16); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness

26 described under clause (10), (13), (15) or (16) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing; (22) Liens Incurred to secure cash management services in the ordinary course of business; (23) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby; (24) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (25) Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by Holdings, the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement; (26) other Liens securing Indebtedness; provided, however, that at the time of incurrence after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 1.5 to 1.0; (27) Liens with respect to obligations that are at any one time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 4% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined as of the date of such Incurrence; and (28) Liens incurred in connection with a Sale/Leaseback Transaction Incurred pursuant to Section 4.03(b)(14) of this Indenture. Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien described in clause (10), (15) or (16) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

27 “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time. “Prospectus” means the prospectus dated August 30, 2019, as supplemented by the prospectus supplement dated September 4, 2019, related to the offering of the Initial Securities. “Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) (i) Incurred to finance the acquisition by Holdings, the Company or a Restricted Subsidiary of such asset, including additions and improvements or (ii) assumed in connection with the acquisition of any fixed or capital assets; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred no later than 180 days after such acquisition of such assets. “Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of Holdings. “Qualified Equity Offering” means any public or private issuance and sale of Holdings’ common stock by Holdings; provided, however, that the cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Securities to be redeemed are received by the Company as a contribution to its common equity capital. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include: (1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or (2) any issuance and sale to any Subsidiary of Holdings. “Quotation Agent” means the Reference Treasury Dealer selected by the Company after consultation with Holdings. “Rating Agencies” means Standard & Poor’s, Moody’s and Fitch or if any of Standard & Poor’s, Moody’s or Fitch shall not make a rating on the Securities publicly

28 available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Holdings which shall be substituted for Standard & Poor’s, Moody’s or Fitch, as the case may be. “Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by Holdings that are primary U.S. Government securities dealers. “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date. “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Holdings, the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that: (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs) under the Indebtedness being Refinanced; and (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or

29 Holdings or (B) Indebtedness of Holdings, the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. “Related Business” means any business in which Holdings, the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related ancillary or complementary to such business. “Restricted Payment” with respect to any Person means: (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to Holdings, the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)); (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of Holdings held by any Person (other than by the Company or a Restricted Subsidiary) or of any Capital Stock of the Company or a Restricted Subsidiary held by any Affiliate of Holdings (other than by the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Holdings that is not Disqualified Stock); (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of Holdings, the Company or any Subsidiary Guarantor (other than (A) from Holdings, the Company or any Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one (1) year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or (4) the making of any Investment (other than a Permitted Investment) in any Person. The amount of any Restricted Payment if made otherwise than in cash shall be Fair Market Value of the assets subject thereto.

30 “Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary, provided that the Company shall not be considered a Restricted Subsidiary or an Unrestricted Subsidiary. “Sale/Leaseback Transaction” means an arrangement relating to property owned by Holdings, the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by Holdings, the Company or a Restricted Subsidiary whereby Holdings, the Company or a Restricted Subsidiary transfers such property to a Person and Holdings, the Company or a Restricted Subsidiary leases it from such Person. “Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Securities. “SEC” means the Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Senior Credit Agreement” means the amended and restated credit agreement entered into on August 30, 2013, among the Company, as borrower, Holdings, as guarantor, the borrowing subsidiaries party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, providing for a senior secured asset-based loan credit facility and term facility, as amended and restated on August 27, 2019, and as further amended, restated, replaced (whether before, upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. “Senior Indebtedness” means with respect to any Person: (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness

31 or other Obligations are subordinate in right of payment to the Securities or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include: (A) any obligation of such Person to Holdings, the Company or any Subsidiary of Holdings; (B) any liability for Federal, state, local or other taxes owed or owing by such Person; (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (D) any Capital Stock; (E) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; (F) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; (G) any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person; (H) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and (I) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries. “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with positive changes to the Performance References or (ii) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Significant Subsidiary” means any Restricted Subsidiary that would be a significant subsidiary of Holdings within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC. “Spin-Off Documents” means the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Trademark License Agreement, the Lease Agreement for 200 Peach Street, El Dorado, Arkansas, the Hangar Rental Agreement, the Aircraft Maintenance Labor Pooling Agreement and the Airplane Interchange Agreement, each between

32 Murphy Oil Corporation and Holdings dated August 30, 2013 and each as filed as an exhibit to Holdings’ Current Report on Form 8-K filed on September 5, 2013, together with any other agreements, instruments or other documents entered into in connection with any of the foregoing. “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business. “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Guarantee of the Securities of such Person, as the case may be, pursuant to a written agreement to that effect. “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. “Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities. “Subsidiary Guarantor” means each Subsidiary of Holdings that executes this Indenture as a guarantor and each other Subsidiary of Holdings that thereafter guarantees the Securities pursuant to the terms of this Indenture. “Temporary Cash Investments” means any of the following: (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A”

33 (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (3) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; (4) investments in commercial paper, maturing not more than 364 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s; (5) investments in securities with maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and (7) to the extent held by a Foreign Subsidiary, other short-term Investment utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type analogous to those described in clauses (1) through (6) of this definition. “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture. “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor. “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of, and familiarity with, the particular subject and who shall have direct responsibility for the administration of this Indenture.

34 “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time. “Unrestricted Subsidiary” means: (1) the Ethanol Subsidiary; (2) any Subsidiary of Holdings (other than the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (3) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings other than the Company (including any newly acquired or newly formed Subsidiary (or any Person becoming a Subsidiary through merger or consolidation or Investment therein)) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. If at any time Holdings or the Company delivers a written notice to the Trustee designating any Unrestricted Subsidiaries to be a Restricted Subsidiary, any such Subsidiary shall cease to be an Unrestricted Subsidiary immediately upon the Trustee’s receipt of such notice. “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or comparable source, if The Wall Street Journal ceases to publish these rates) on the date two (2) Business Days prior to such determination. Except as described under 4.03, whenever it is necessary to determine whether the Company or any of the Guarantors has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency. “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company’s option.

35 “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof. “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by Holdings or one or more other Wholly Owned Subsidiaries. SECTION 1.02. Other Definitions. Defined in Term Section “Affiliate Transaction”........................................................... 4.07(a) “Appendix” ........................................................................... 2.01 “Asset Sale Offer” ................................................................. 4.06(b) “Asset Sale Offer Amount” .................................................. 4.06(c)(2) “Asset Sale Offer Period” ..................................................... 4.06(c)(2) “Bankruptcy Law” ................................................................. 6.01 “Change of Control Offer”..................................................... 4.08(b) “covenant defeasance option” ................................................ 8.01(b) “Coverage Indebtedness” ....................................................... 4.03(a) “Custodian” ............................................................................ 6.01 “Event of Default” ................................................................. 6.01 “Guaranteed Obligations” ..................................................... 10.01 “Initial Lien” .......................................................................... 4.09 “legal defeasance option” ...................................................... 8.01(b) “Notice of Default” ............................................................... 6.01 “Paying Agent” ...................................................................... 2.03 “Permitted Indebtedness” ....................................................... 4.03(b) “Purchase Date” ..................................................................... 4.06(c)(1) “Registrar” ............................................................................. 2.03 “Reversion Date” .................................................................. 4.11(b) “Successor Holdings” ........................................................... 5.01(a)(1) “Successor Company” ........................................................... 5.01(b)(1) “Suspended Covenants” ........................................................ 4.11(a) “Suspension Date” ................................................................ 4.11(a) “Suspension Period” ............................................................. 4.11(b) Additional defined terms are as defined in the Appendix. SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings: “Commission” means the SEC;

36 “indenture securities” means the Securities and the Guarantees; “indenture security holder” means a Securityholder; “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company each Guarantor and any other obligor on the indenture securities. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) “including” means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

37 (10) all references to the date the Securities were originally issued shall refer to the date the Issue Date. Article 2 The Securities SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Appendix attached hereto as Appendix A (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. SECTION 2.02. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. On the Issue Date, the Trustee shall authenticate and deliver $500,000,000 of 4.750% Senior Notes Due 2029 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

38 SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co- registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent. The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders. SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if

39 the requirements of this Indenture are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Company notifies the Trustee in writing the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. Every replacement Security is an additional Obligation of the Company. SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code). If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue. SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of

40 transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such disposition to the Company upon written request unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities. SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase, provided, however, that in the event that any Additional Securities are not fungible with the Securities for Federal income tax purposes, such nonfungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Securities. With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of

41 Section 4.03 that the Company is relying on to issue such Additional Securities; and (2) the issue price, the issue date and the CUSIP number of such Additional Securities. Article 3 Redemption SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities or the Section of this Indenture pursuant to which the redemption shall occur. SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable or by lot in accordance with DTC procedures, to the extent applicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. At the written request of the Company, the Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days before a date for redemption of Securities, the Company shall deliver electronically or, at the Company’s option, mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture. The Company shall give each notice to the Trustee provided for in this Section at least 5 Business Days before a notice of redemption is required to be delivered pursuant to this Section 3.03 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Notice of any redemption of the Securities in connection with a transaction (including a Qualified Equity Offering, an Incurrence of Indebtedness, a

42 Change of Control or other transaction) may, at the Company’s discretion, be given prior to the completion thereof and any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a related transaction or otherwise. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than sixty (60) days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Subject to the immediately preceding paragraph, the notice shall identify the Securities to be redeemed and shall state: (1) the redemption date; (2) the redemption price; (3) the name and address of the Paying Agent; (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed; (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; (7) the paragraph of the Securities or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; (8) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and (9) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the form of notice required to be delivered by this Section.

43 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered. Article 4 Covenants SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. SECTION 4.02. SEC Reports. Whether or not Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC subject to the immediately succeeding paragraph and provide the Trustee and Securityholders (or cause the Trustee to provide the Securityholders) with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections (after giving effect to all applicable extensions and cure periods) and prepared in all material respects in accordance with the rules of regulations applicable to such reports. If, at any time, Holdings is not subject to the periodic reporting requirements of the Exchange Act for any reason, Holdings shall nevertheless continue

44 filing the reports specified in the preceding sentence with the SEC within the time periods specified above unless the SEC shall not accept such a filing. Holdings shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC shall not accept such filings for any reason, Holdings shall post the reports specified in the preceding sentence on its website within the time periods that would apply if Holdings were required to file those reports with the SEC. At any time that any of Holdings’ Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of Holdings, the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries. In addition, at any time when Holdings is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company shall also comply with the other provisions of TIA § 314(a) to the extent applicable. The Trustee shall have no responsibility to determine whether any filings pursuant to this Section have occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). SECTION 4.03. Limitation on Indebtedness. (a) Holdings shall not, and shall not permit the Company or any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Holdings, the Company and the Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio exceeds 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Coverage Indebtedness”); provided further, that the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $300,000,000 at any one time outstanding. (b) Notwithstanding the foregoing paragraph (a), Holdings, the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the

45 following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”): (1) Indebtedness Incurred by Holdings, the Company and any Restricted Subsidiary pursuant to any Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $1,000,000,000 and (ii) the sum of $500,000,000 and 25% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined on the date of such Incurrence; provided further, that the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $150,000,000 at any one time outstanding under this clause (1); (2) Indebtedness owed to and held by Holdings, the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Holdings, the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinated to the prior payment in full of all obligations with respect to the Securities and (C) if a Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinated to the prior payment in full of all obligations of such Guarantor with respect to its Guarantee; (3) the Securities (other than any Additional Securities); (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)); (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Holdings); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, Holdings would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.03(a); (6) Refinancing Indebtedness in respect of any Coverage Indebtedness or any Permitted Indebtedness Incurred pursuant to clauses (3), (4) or (5) of this Section 4.03(b) or this clause (6);

46 (7) Hedging Obligations incurred in the ordinary course of business and not for the purpose of speculation; (8) Obligations in respect of workers’ compensation claims, public liability insurance, unemployment insurance, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, or customs, completion, advance payment, performance, bid, performance, appeal and surety bonds, completion guarantees and other similar obligations provided by Holdings, the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting the foregoing; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 Business Days of its Incurrence; (10) the Guarantee by Holdings, the Company or any Subsidiary Guarantor of Indebtedness of Holdings, the Company or any Subsidiary Guarantor that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed; (11) Purchase Money Indebtedness (i) Incurred to finance the acquisition, construction, development, design, installation or improvement by Holdings, the Company or a Restricted Subsidiary of assets or (ii) assumed in connection with the acquisition of any fixed or capital assets, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (A) $125,000,000 and (B) 6.5% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined as of the date of such Incurrence; (12) Indebtedness Incurred by Holdings, the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of Holdings, the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and incurred pursuant to this clause (12) does not exceed the greater of (A) $75,000,000 and (B) 4% of the Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined at the date of such Incurrence; (13) Indebtedness Incurred by Foreign Subsidiaries of Holdings in an aggregate principal amount at any time outstanding pursuant to this clause (13) not to exceed the greater of (A) $125,000,000 and (B) 6.5% of Consolidated Net

47 Tangible Assets of the Foreign Subsidiaries determined as of the date of such Incurrence; (14) Attributable Debt of Holdings, the Company or any Restricted Subsidiary Incurred in connection with any Sale/Leaseback Transaction which, when taken together with all other Attributable Debt of Holdings, the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and incurred pursuant to this clause (14), does not exceed the greater of (A) $30,000,000 and (B) 1.5% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined at the date of such Incurrence; (15) any obligation arising from agreements of Holdings, the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the sale, disposition or acquisition of any business, assets, Indebtedness or Capital Stock of Holdings, the Company or a Restricted Subsidiary in a transaction not prohibited by this Indenture; (16) Indebtedness of Holdings, the Company or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or- pay obligations contained in ordinary course supply arrangements; (17) Indebtedness of Holdings, the Company or any Restricted Subsidiary in respect of any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services; (18) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements; and (19) Indebtedness consisting of obligations under deferred compensation arrangements, non-competition agreements or similar arrangements. (c) Notwithstanding the foregoing, neither Holdings, the Company nor any Subsidiary Guarantor may Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Holdings, the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Guarantee to at least the same extent as such Subordinated Obligations. (d) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, Holdings, in its sole

48 discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the clauses of paragraph (b) above, (2) Holdings shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the clauses of paragraph (b) above and, in that connection, Holdings shall be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness, (3) any Permitted Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above (other than pursuant to clause (1) of paragraph (b) above) may later be reclassified by Holdings in whole or in part such that it shall be deemed as having been Incurred as Coverage Indebtedness pursuant to paragraph (a) above or as Permitted Indebtedness pursuant to another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification, (4) the accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock and (5) the reclassification of any lease or other liability of Holdings, the Company or any of the Restricted Subsidiaries as Indebtedness due to a change in accounting principles after the Issue Date shall not be deemed to be an Incurrence of Indebtedness. (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Holdings, the Company or any of the Restricted Subsidiaries may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

49 SECTION 4.04. Limitation on Restricted Payments. (a) Holdings shall not, and shall not permit the Company or any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time such Restricted Payment is made: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) Holdings is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication): (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of Holdings are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by Holdings either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Securities in accordance with the third paragraph under Section 5 of the Securities; plus (C) the amount by which the principal amount of consolidated Indebtedness of Holdings (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any consolidated Indebtedness of Holdings convertible or exchangeable for Qualified Capital Stock of Holdings (less the amount of any cash, or the fair value of any other property, distributed by Holdings upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by Holdings, the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of Holdings or to an employee stock ownership plan or a trust established by Holdings or any of its Subsidiaries for the benefit of their employees); plus (D) except as included in clause (E) below, an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset other than cash received by Holdings, the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to

50 Investments (other than Permitted Investments) made by Holdings, the Company or any Restricted Subsidiary in any Person (other than Holdings, the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments by such Person, and any proceeds realized on the sale of any such Investment, and (y) in the event that Holdings redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent Holdings’ Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Holdings, the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus (E) 50% of (x) any dividends received in cash by Holdings, the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary or (y) the net proceeds from the sale or other disposition of the Capital Stock of an Unrestricted Subsidiary received in cash by Holdings, the Company or a Restricted Subsidiary after the Issue Date, in each case, to the extent that such dividends or proceeds were not otherwise included in Consolidated Net Income for such period. (b) The provisions of Section 4.04(a) shall not prohibit: (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of Holdings or a substantially concurrent cash capital contribution received by Holdings from its shareholders with respect to its Qualified Capital Stock, with a sale, exchange or contribution being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale, exchange or contribution; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B); (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Holdings, the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03, with an Incurrence being deemed substantially concurrent if such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such Incurrence; provided, however, that such purchase,

51 repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (3) the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Indebtedness within sixty (60) days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.04(a)); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) only once; (4) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of Holdings or any of its Subsidiaries from officers, former officers, employees, former employees, directors or former directors of Holdings or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $15,000,000 in any calendar year, with any portion of such $15,000,000 amount that is unused in any calendar year to be carried forward to the next successive calendar year and added to such amount for that successive year, plus, to the extent not previously applied or included, the Net Cash Proceeds received by Holdings from sales of Qualified Capital Stock of Holdings to employees or directors of Holdings or any of its Subsidiaries (to the extent such Net Cash Proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3)); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (5) the declaration and payments of dividends on Disqualified Stock or any Preferred Stock of any Restricted Subsidiary issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; (6) repurchases, redemptions or other acquisitions or retirement for value of Capital Stock (a) deemed to occur upon exercise, conversion or exchange of stock options, warrants or other rights to acquire Capital Stock, if such Capital Stock represents a portion of the exercise price of such options, warrants or other

52 rights or (b) made in lieu of withholding taxes in connection with any such exercise, conversion or exchange; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion or exchange of warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (8) if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of Holdings, the Company or any Subsidiary Guarantor, in each case, (a) in the event of a Change of Control, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations or (b) in the event of an Asset Sale, at a purchase price not greater than 100% of the principal amount of such Subordinated Obligations, plus, in either case, any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer or an Asset Sale Offer, as applicable, with respect to the Securities as a result of such Change of Control or Asset Sale, and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments; (9) payments of intercompany subordinated Permitted Indebtedness the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Event of Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (10) so long as no Default or Event of Default has occurred and is continuing or shall result therefrom, other Restricted Payments in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) 4% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries determined as of the date of such Restricted Payment, provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (11) dividends or distributions in an aggregate amount per annum not to exceed 6% of the net cash proceeds received by or contributed to the capital of Holdings in connection with any Qualified Equity Offering following the Issue

53 Date, provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; (12) so long as no Default or Event of Default has occurred and is continuing or shall result therefrom, other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the Incurrence of any Indebtedness to finance such payment) as if it had occurred at the beginning of the most recently ended four (4) full consecutive fiscal quarters for which internal consolidated financial statements of Holdings are available, the Consolidated Leverage Ratio would not be greater than 3.0 to 1.0, provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and (13) transactions pursuant to the Spin-Off Documents or any amendment, modification or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to Holdings, the Company and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement or arrangement prior to such amendment, modification, supplement or replacement, provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments. For purposes of determining compliance with this Section 4.04, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the clauses (1) through (10) and (13) of Section 4.04(b), the Company shall be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.04. SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and Holdings shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (1) with respect to clauses (a), (b) and (c), (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on or prior to the Issue Date, including the Senior Credit Agreement; (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred

54 by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings) and outstanding on such date; (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Company (as determined by the Company in its reasonable and good faith judgment) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (E) any encumbrance or restriction pursuant to an agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not created in anticipation of such acquisition; (F) any encumbrance or restriction pursuant to applicable law, rule, regulation or order; (G) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers, suppliers, landlords or insurance, surety or bonding companies; (H) any encumbrance or restriction with respect to a Foreign Subsidiary entered into in the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture; (I) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

55 (J) provisions in agreements or instruments which prohibits the payment or making of dividends or other distributions other than on a pro rata basis; (K) customary provisions in organizational documents, joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into (i) in the ordinary course of business or (ii) with the approval of the Board of Directors; and (L) any encumbrance or restrictions existing under or by reason of any agreements governing other Indebtedness permitted to be incurred under Section 4.03 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those permitted in (y) this Indenture, the Securities and the Guarantees or (z) agreements governing Indebtedness outstanding on the Issue Date, in each case as determined by the Company in its reasonable and good faith judgment. (2) with respect to clause (c) only, (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages. SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) Holdings shall not, and shall not permit the Company or any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) Holdings, the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non- cash consideration) of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by Holdings, the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or the Company or such Restricted Subsidiary, as the case may be) (A) first, to the extent Holdings elects, within 365 days of the receipt of such Net Available Cash, (i) to reduce the outstanding principal amount of Permitted Indebtedness Incurred pursuant to Section 4.03(b)(1); (ii) to reduce the outstanding principal amount of any other Senior Indebtedness of Holdings, the Company or any Subsidiary Guarantor; provided, however, that the Company shall equally and ratably reduce the principal amount of Securities

56 outstanding, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or through redemption, or shall offer (in accordance with the procedures set forth below in Section 4.06(b)) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, in an aggregate principal amount which, if the offer were accepted, would result in such reduction; or (iii) to reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor; in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent Holdings elects, to acquire Additional Assets or make any other capital expenditures in respect of a Related Business within 365 days of the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Securities (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Holdings, the Company or such Restricted Subsidiary shall cause the related loan commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The requirement of Section 4.06(a)(3)(B) shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by Holdings, the Company or any of its Restricted Subsidiaries within the time period specified in Section 4.06(a)(3)(A) and such Net Available Cash is subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into. Notwithstanding the foregoing provisions of this Section 4.06, Holdings, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $25,000,000. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness. For the purposes of Section 4.06(a)(2), the following are deemed to be cash or Temporary Cash Investments: (i) the assumption or discharge of Indebtedness of Holdings (other than obligations in respect of Disqualified Stock of Holdings), the Company or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of Holdings, the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (ii) any securities received by Holdings, the Company or any Restricted Subsidiary from the transferee that are converted by Holdings, the Company or such Restricted Subsidiary into cash within ninety (90) days after such Asset Disposition, to the extent of the cash

57 received in that conversion; and (iii) any Designated Non-cash Consideration received by Holdings, the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (1) $75,000,000 and (2) 4% of Consolidated Net Tangible Assets of Holdings, the Company and the Restricted Subsidiaries at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value). (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(3)(C) (or following which, the Company elects to purchase the Securities pursuant Section 4.06(a)(3)(A)(ii) above), the Company shall purchase Securities tendered pursuant to an offer (an “Asset Sale Offer”) by the Company for the Securities (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 thereof. The Company shall not be required to make such an Asset Sale Offer pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $50,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Asset Sale Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Asset Sale Offer, Net Available Cash shall be reset at zero. (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall deliver to the Trustee and shall deliver electronically or, at the Company’s option, mail by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Asset Sale Offer is oversubscribed) in denominations of $2,000 of principal amount or any greater integral multiple of $1,000 thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 15 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision. (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the amount of the Asset Sale Offer (the “Asset Sale Offer Amount”), including information as to any other Senior Indebtedness included in the Asset Sale Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Sale

58 Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section. If the Asset Sale Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Asset Sale Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Asset Sale Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Asset Sale Offer Period for application in accordance with this Section 4.06. (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder. (d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities

59 laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations. SECTION 4.07. Limitation on Affiliate Transactions. (a) Holdings shall not, and shall not permit the Company or any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Holdings, the Company or any Restricted Subsidiary (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10,000,000, unless (1) the terms of the Affiliate Transaction, taken as a whole, are no less favorable to Holdings, the Company or such Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time of the Affiliate Transaction in comparable arm’s-length dealings with a Person who is not an Affiliate of Holdings, the Company or such Restricted Subsidiary; and (2) Holdings delivers to the Trustee (A) if such Affiliate Transaction involves an amount in excess of $25,000,000 but not greater than $50,000,000, an Officer’s Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.07 and (B) if such Affiliate Transaction involves an amount in excess of $50,000,000, a resolution of the Board of Directors of Holdings set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.07 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors, if any. For purposes of Section 4.07(a)(2)(B), any Affiliate Transaction shall be deemed to have satisfied the requirements thereof if (x) such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors or (y) in the event there are no disinterested members, a letter from an accounting, appraisal or investment banking firm of national standing is provided stating that such transaction is fair to Holdings, the Company or such Restricted Subsidiary from a financial point of view or that such Affiliate Transaction meets the requirements of Section 4.07(a)(1). (b) The provisions of Section 4.07(a) shall not prohibit (1) (A) any Permitted Investment or (B) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04; (2) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Holdings, the Company or any Restricted Subsidiary in the ordinary course of business, and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, any such agreement, plan or arrangement; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of Holdings, the Company or any Restricted Subsidiary, but in any event not to exceed $2,500,000 in the aggregate outstanding at any one time; (4) the payment of reasonable fees, compensation and payments in respect of indemnities to directors, officers, employees or consultants of Holdings, the Company and the Restricted Subsidiaries; (5) any transaction with Holdings, the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because Holdings, the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls the Company, such Restricted Subsidiary, joint venture or similar entity; (6) the issuance or sale of any

60 Capital Stock (other than Disqualified Stock) of Holdings or the issuance or sale of any Capital Stock of the Company or any Restricted Subsidiary (or any Person that thereby becomes a Restricted Subsidiary) to Holdings, the Company or any Restricted Subsidiary; (7) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements); (8) any transaction on arm’s-length terms with any non-Affiliate of Holdings that becomes an Affiliate of Holdings as a result of such transactions; (9) any transactions between Holdings, the Company or any Restricted Subsidiary, on one hand, and any Person, on the other hand, a director of which is also a director of Holdings, the Company or a Restricted Subsidiary, and such director is the sole cause for such Person to be deemed an Affiliate of Holdings, the Company and/or a Restricted Subsidiary; provided that such director abstains from voting as a director of Holdings, the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction; and (10) other agreements or arrangements in effect on the Issue Date or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to Holdings, the Company and the Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Issue Date. SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date): (b) Within thirty (30) days following any Change of Control, except to the extent the Company has previously or concurrently exercised its right to redeem the Securities by delivery of a notice of redemption as described under Section 5 of the Securities, the Company shall cause a notice to be delivered electronically or, at its option, mailed by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control;

61 (3) the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed or delivered); and (4) the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased. (c) The Company shall not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all outstanding Securities has been given previous to, or concurrently with, the Change of Control pursuant to this Indenture as described under Section 5 of the Securities, unless and until there is a default in payment of the applicable redemption price. (d) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. (e) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. (f) If holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Securities validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than fifteen (15) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). (g) If the terms of the Senior Credit Agreement prohibit the Company from making a Change of Control Offer or from purchasing the Securities pursuant

62 thereto, prior to the delivery or mailing of the notice to Securityholders described in the preceding paragraph, but in any event within thirty (30) days following any Change of Control, the Company covenants to: (1) repay in full all Indebtedness outstanding under the Senior Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or (2) obtain the requisite consent under the Senior Credit Agreement to permit the purchase of the Securities as described above. The Company must first comply with this Section 4.08(g) before it shall be required to purchase Securities in the event of a Change of Control, provided, however, that the Company’s failure to comply with this Section 4.08(g) or to make a Change of Control Offer because of any such failure shall constitute a default described in Section 6.01(5) (and not under Section 6.01(2)). (h) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. (i) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations under this Section by virtue of the Company’s compliance with such securities laws or regulations. SECTION 4.09. Limitation on Liens. Holdings shall not, and shall not permit the Company or any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of the Company or a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities and the Guarantees shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any such Lien thereby created in favor of the Securities or any Guarantee shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of such Lien in favor of any Subsidiary Guarantor, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of Holdings of the property or assets secured by such Initial Lien.

63 With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest or fees, any accretion of accreted value, any amortization of original issue discount, any payment of interest in the form of additional Indebtedness containing the same terms or in the form of Qualified Capital Stock of Holdings, any payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class or any accretion of original issue discount or liquidation preference and any increase in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. SECTION 4.10. Future Subsidiary Guarantors. Holdings shall cause each domestic Wholly Owned Subsidiary that Guarantees Indebtedness under the Senior Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this Indenture and applicable to the other Subsidiary Guarantors. SECTION 4.11. Suspension of Covenants. (a) Following the first day (the “Suspension Date”) that: (i) the Securities have an Investment Grade Rating from any two of the three Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, Holdings, the Company and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 5.01(a)(3) and 5.01(b)(3) (collectively, the “Suspended Covenants”) and the then-existing Subsidiary Guarantees will be suspended as of the Suspension Date. (b) In the event that Holdings, the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) two of the three Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then Holdings, the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. (c) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Sections 4.03(a) or 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Sections 4.03(a) or

64 4.03(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the provisions specified in Sections 4.04(a)(3)(A)-(E) will increase the amount available to be made under Section 4.04(a). For purposes of determining compliance with Section 4.06(a), the amount of Net Available Cash from all Asset Dispositions not applied in accordance with the covenant shall be deemed to be reset to zero. SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that in the course of the performance by such Officer of his or her duties he or she would normally have knowledge of any Default and whether or not such Officer knows of any Default that occurred during such period. If so, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company shall also comply with TIA § 314(a)(4). Article 5 Successor Company SECTION 5.01. When Company May Merge or Transfer Assets. (a) Holdings shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless: (1) Holdings shall be the surviving corporation or the resulting, surviving or transferee Person (“Successor Holdings”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and Successor Holdings (if not Holdings) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Holdings under its Guarantee of the Securities and this Indenture; (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of Successor Holdings or any Subsidiary as a result of such transaction as having been Incurred by Successor Holdings or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (3) immediately after giving pro forma effect to such transaction, Successor Holdings would (a) be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (b) have had a Consolidated Coverage

65 Ratio greater than the Consolidated Coverage Ratio immediately prior to such transaction and without giving pro forma effect thereto; and (4) Holdings shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. (b) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets in one or a series of related transactions to, any Person, unless: (1) the surviving corporation or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability corporation or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and if the Successor Company shall be a limited liability corporation or limited partnership, a Wholly Owned Subsidiary of the Successor Company that is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia shall expressly assume, on a joint and several basis with the Successor Company, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Successor Company under the Securities and this Indenture; (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing; (3) immediately after giving pro forma effect to such transaction, Holdings would (a) be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (b) have had a Consolidated Coverage Ratio greater than the Consolidated Coverage Ratio immediately prior to such transaction and without giving pro forma effect thereto; and (4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

66 For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Holdings or the Company, which properties and assets, if held by Holdings or the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Holdings or the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings or the Company, as applicable. For the avoidance of doubt, any disposition of the Ethanol Assets or any disposition of shares of Capital Stock of the Ethanol Subsidiary shall not constitute the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of Holdings, the Company or the Restricted Subsidiaries. Successor Holdings or the Successor Company shall be the successor to Holdings or the Company, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, Holdings or the Company, as applicable, under this Indenture and the predecessor Holdings or the Company, as applicable, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities and Guarantees, as applicable. For all purposes of this Indenture, Subsidiaries of Successor Holdings shall, upon any transaction subject to this covenant, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture. (c) Holdings shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to any Person unless: (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to Holdings or an Affiliate of Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith Holdings provides an Officer’s Certificate to the Trustee to the effect that Holdings shall comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) Holdings delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.

67 Notwithstanding this Section 5.01(c), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Holdings, the Company or any Subsidiary Guarantor and (2) Holdings or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating Holdings or the Company in a jurisdiction within the United States of America, any State thereof or the District of Columbia. Article 6 Defaults and Remedies SECTION 6.01. Events of Default. Each of the following is an “Event of Default”: (1) a default in the payment of interest on the Securities when due, continued for thirty (30) days; (2) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; (3) the failure by Holdings or the Company to comply with its obligations under Section 5.01; (4) the failure by Holdings to comply for one hundred eighty (180) days after the notice specified below with any of its obligations under Section 4.02; (5) the failure by Holdings, the Company or any Subsidiary Guarantor to comply for sixty (60) days after the notice specified below with any of its other agreements contained in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above); (6) Indebtedness of Holdings, the Company or any Significant Subsidiary is (x) not paid within any applicable grace period after final maturity or (y) is accelerated by the holders thereof prior to its Stated Maturity because of a default and, in either case (x) or (y), the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000; provided that if, prior to any acceleration of the Securities, (i) any such default is cured or waived, (ii) any such acceleration is rescinded or (iii) such Indebtedness is repaid, within a period of thirty (30) days from the earlier of continuation of such default beyond any applicable grace or cure period or the occurrence of such acceleration, as the case may be, any such Event of Default under this Indenture (but not any acceleration of the Securities) shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (7) Holdings, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

68 (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Holdings, the Company or any Significant Subsidiary in an involuntary case; (B) appoints a Custodian of Holdings, the Company or any Significant Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of Holdings, the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; (9) any judgment or decree for the payment of money in excess of $50,000,000 or its foreign currency equivalent is entered against Holdings, the Company or any Significant Subsidiary, remains outstanding for a period of sixty (60) consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed, and is not adequately covered by insurance or indemnities which have been cash collateralized; (10) any Guarantee ceases to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Guarantee (in each case other than as permitted in accordance with the terms of this Indenture); or (11) the Company ceases to be a Subsidiary of Holdings. The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any

69 receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. A Default under clauses (4), (5) and (9) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify Holdings of the Default and Holdings does not cure such Default within the time specified, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. A Notice of Default may not be given with respect to any action taken, and reported publicly or to the Trustee and Holders, more than two years prior to such Notice of Default. Any Notice of Default, notice of acceleration or instruction to the Trustee to provide a Notice of Default, notice of acceleration or take any other action (a “Securityholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Securityholder Direction relating to delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder must, at the time of providing a Securityholder Direction, covenant to provide the Company with such other information as the company may reasonably request from time to time in order to verify the accuracy of such Securityholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of DTC or its nominee. If, following the delivery of a Securityholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Securityholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Securityholder Direction, but prior to acceleration of the Securities, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Securityholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Securityholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Securityholder Direction would have been insufficient to validly provide such Securityholder Direction, such Securityholder

70 Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred. Any Default for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified. The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences (including any payment Default that directly resulted from such acceleration) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction. SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

71 SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to receive indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless: (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing; (2) Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy; (3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense; (4) the Trustee has not complied with such request within sixty (60) days after the receipt thereof and the offer of security or indemnity; and (5) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Securityholder is unduly prejudicial to such other Securityholders). In the event that the definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such definitive Securities to such beneficial owner of its

72 nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such definitive Securities had been issued. SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07. SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order: FIRST: to the Trustee for amounts due under Section 7.07 of this Indenture; SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and THIRD: to the Company.

73 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities. SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. Article 7 Trustee SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or

74 investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05. (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section. (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA. SECTION 7.02. Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel. (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

75 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence. (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (f) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Securities or the Subsidiary Guarantees at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. (k) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and will be held un-invested. SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the

76 proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. SECTION 7.05. Notice of Defaults. The Trustee shall not be deemed to have actual knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of a Default or Event of Default is received by the Trustee at its corporate trust office. If a Default occurs, is continuing and is actually known to the Trustee as provided in the immediately preceding sentence, the Trustee shall mail to each Securityholder notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is not opposed to the interests of the Securityholders. SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after May 15 in each year, beginning with the first May 15 after the Issue Date, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee shall also comply with TIA § 313(b). A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof. SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as mutually agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability, claim or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties or exercise of its rights hereunder and the enforcement of this Indenture (including this Section 7.07). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the

77 Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if: (1) the Trustee fails to comply with Section 7.10; (2) the Trustee is adjudged bankrupt or insolvent; (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee otherwise becomes incapable of acting. If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

78 Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have. SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated. Article 8 Discharge of Indenture; Defeasance SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section

79 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel in compliance with Section 8.02 and at the cost and expense of the Company. (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 and the operation of Sections 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) and 5.01(b)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3) or 5.01(b)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee. Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates. (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive. SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if: (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (the sufficiency of any such U.S. Government Obligations shall be certified by an Officer’s Certificate) for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be; (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without

80 investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be; (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to Holdings or the Company occurs which is continuing at the end of the period; (4) the deposit does not constitute a default under any other agreement binding on the Company; (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (8) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3. SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

81 SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors. SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, each Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. Article 9 Amendments SECTION 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to, or consent of, any Securityholder: (1) to cure any ambiguity, omission, defect or inconsistency; (2) to provide for the assumption by a successor corporation of the obligations of Holdings, the Company or any Subsidiary Guarantor under this Indenture pursuant to Article 5; (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for United States federal income tax purposes;

82 (4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee, or to secure the Securities; provided that any amendment or supplemental indenture evidencing any such additional Subsidiary Guarantee may be executed by the relevant Subsidiary Guarantor and the Trustee and shall not be required to be executed by any other Person; (5) to add to the covenants of Holdings, the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon Holdings, the Company or any Subsidiary Guarantor; (6) to make any change that does not adversely affect the rights of any Holder of the Securities; (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (8) to conform the text of this Indenture, the Securities or any Guarantee to any provision of the “Description of the notes” in the Prospectus to the extent that such provision in such “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or such Guarantee; or (9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities. After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities (including the obligations of the Company to make a Change of Control Offer pursuant to Section 4.08 of this Indenture) with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not: (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

83 (2) reduce the rate of or extend the time for payment of interest on any Security; (3) reduce the principal of or change the Stated Maturity of any Security; (4) change the provisions applicable to the redemption of any Security contained in Article 3 of this Indenture or Section 5 of the Securities (other than changes in Sections 3.02, 3.03 and 3.06 of this Indenture); (5) make any Security payable in money other than that stated in the Security; (6) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; (8) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or (9) make any change in, or release other than in accordance with this Indenture, any Guarantee that would adversely affect the Securityholders. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect. SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every

84 Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Company, any applicable Guarantor and Trustee. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder to deliver the Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment. SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. No Opinion of Counsel will be required by the immediately preceding sentence for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture. SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. Article 10 Guarantees SECTION 10.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and

85 punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of a Guarantor. Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Except as expressly set forth in Sections 4.11, 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part

86 thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise. In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section. Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section. SECTION 10.02. Limitation on Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of each such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, Federal or state law to the extent applicable to any such Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable foreign or state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges

87 conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture. SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the affected Guarantors and the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise. SECTION 10.05. Modification. Subject to Article 9, no modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the affected Guarantors and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances. SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen previously under Section 10.07) upon the earliest to occur of: (1) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by this Indenture, (2) at such time as such Subsidiary Guarantor ceases to guarantee any Indebtedness of the Company under the Senior Credit Agreement, except as a result of payment under such Guarantee, (3) the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor in compliance with all of the terms of this Indenture, following which such Subsidiary Guarantor is no longer a Subsidiary, (4) defeasance of the Securities pursuant to Article 8, or (5) the full satisfaction of the Company’s obligations under this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release. SECTION 10.07. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an

88 amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. Article 11 Miscellaneous SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows: if to Holdings, the Company or any Subsidiary Guarantor: Murphy USA Inc. 200 Peach Street El Dorado, Arkansas 71730 Attention: General Counsel Facsimile: 870-881-6893 with a copy to: Davis Polk &Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Yasin Keshvargar Facsimile: 212-701-5565 if to the Trustee: Anthony Hawkins UMB Bank, N.A. 928 Grand Blvd, 12th Floor Kansas City, MO 64106 816.860.3014 Office 816.860.3029 Facsimile 816.304.1659 Mobile anthony.hawkins@umb.com Holdings, the Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

89 Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. Holdings, the Company, any Subsidiary Guarantor the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c). SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (1) a statement that the individual making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

90 SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions. SECTION 11.08. Legal Holidays. If an interest payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such date, and the interest which accrues for the period from such interest payment date to such next day that is not a Legal Holiday will be payable on the next succeeding interest payment date. If a regular record date is a Legal Holiday, the record date shall not be affected. SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of Holdings, the Company or any Subsidiary Guarantor shall not have any liability for any obligations of Holdings, the Company or any Subsidiary Guarantor under the Securities or this Indenture or of such Guarantor under its Guarantee or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. SECTION 11.11. Successors. All agreements of Holdings, the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. SECTION 11.12. Multiple Originals. This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

91 SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. SECTION 11.14. Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. SECTION 11.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. SECTION 11.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above. MURPHY OIL USA, INC. By: /s/ Mindy K. West Name: Mindy K. West Title: Executive Vice President, Fuels, Chief Financial Officer and Treasurer MURPHY USA INC. By: /s/ Mindy K. West Name: Mindy K. West Title: Executive Vice President, Fuels, Chief Financial Officer and Treasurer 864 HOLDINGS, INC. 864 BEVERAGE, INC. EL DORADO PROPERTIES LLC MURPHY OIL TRADING COMPANY (EASTERN) SPUR OIL CORPORATION SUPERIOR CRUDE TRADING COMPANY By: /s/ Mindy K. West Name: Mindy K. West Title: Executive Vice President, Fuels, Chief Financial Officer and Treasurer [Signature Page of the Indenture] [[DMS:5220981v13:09/13/2019--09:02 AM]]

UMB BANK, N.A., as Trustee, Registrar and Paying Agent By: /s/ Anthony P. Hawkins Name: Anthony P. Hawkins Title: Vice President [Signature Page of the Indenture]

APPENDIX A PROVISIONS RELATING TO THE SECURITIES 1. Definitions 1.1 Definitions Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture. For the purposes of this Appendix and the Indenture as a whole, the following terms shall have the meanings indicated below: “Definitive Security” means a certificated Initial Security that does not include the Global Securities Legend. “Depositary” means The Depository Trust Company, its nominees and their respective successors. “Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture. “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee. “Underwriters” means (1) with respect to the Initial Securities issued on the Issue Date, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Stephens Inc., BofA Securities, Inc., Fifth Third Securities, Inc., Regions Securities LLC, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, PNC Capital Markets LLC, UMB Financial Services, Inc. and Hancock Whitney Investment Services, Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Underwriting Agreement. “Underwriting Agreement” means (a) the Underwriting Agreement dated September 4, 2019 among Holdings, the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, as representative of the Underwriters listed in Schedule 1 thereto, and (b) any other similar Underwriting Agreement, if any, relating to Additional Securities. 1.2 Other Definitions Term: Defined in Section: “Agent Members” ........................................................................................................ 2.1(c) “Global Security” ......................................................................................................... 2.1(b) [[DMS:5220981v13:09/13/2019--09:02 AM]]

2 2. The Securities 2.1 Form and Dating (a) The Initial Securities issued on the Issue Date will be offered and sold by the Company pursuant to the Underwriting Agreement. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time. (b) Global Securities. The Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Global Security”) without interest coupons and bearing the Global Securities Legend, which shall be deposited on behalf of the Holders of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided. (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security. (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) Initial Securities

3 for original issue on the Issue Date in an aggregate principal amount of $500,000,000 and (b) subject to the terms of the Indenture, Additional Securities in an unlimited aggregate principal amount. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Additional Securities. 2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request: (i) to register the transfer of such Definitive Securities; or (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount. (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a

4 beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred. (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (d) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or cancelled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction. (e) Obligations with Respect to Transfers and Exchanges of Securities (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request. (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental

5 charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of the Indenture). (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary. (iv) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange. (f) No Obligation of the Trustee (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. 2.4 Definitive Securities. (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the

6 beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture. (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 or any greater integral multiple of $1,000 thereof and registered in such names as the Depositary shall direct. (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities. (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

EXHIBIT A [FORM OF FACE OF INITIAL SECURITY] [Global Securities Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [[DMS:5220981v13:09/13/2019--09:02 AM]]

A-2 No. $ _________ 4.750% Senior Notes Due 2029 CUSIP No. 626738AE8 ISIN No. US626738AE88 Murphy Oil USA, Inc., a Delaware corporation, promises to pay , or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on September 15, 2029. Interest Payment Dates: March 15 and September 15. Record Dates: March 1 and September 1. Additional provisions of this Security are set forth on the other side of this Security. IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed. MURPHY OIL USA, INC. By Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION Dated: UMB BANK, N.A. as Trustee, acknowledges that this is one of the Securities referred to in the Indenture. By Authorized Signatory

A-3 [FORM OF REVERSE SIDE OF INITIAL SECURITY] 4.750% Senior Notes Due 2029 1. Interest (a) Murphy Oil USA, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 15 and September 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 13, 2019 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. 2. Method of Payment The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept). 3. Paying Agent and Registrar Initially, UMB Bank, N.A., a national banking association, the initial Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar with written notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

A-4 4. Indenture The Company issued the Securities under an Indenture dated as of September 13, 2019 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. The Securities are senior unsecured obligations of the Company. This Security is one of Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Additional Securities issued pursuant to the Indenture. The Initial Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings, the Company and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens or make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property. These limitations are subject to suspension during a Suspension Period. To guarantee the due and punctual payment of the principal of or interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture, subject to the release provisions in the Indenture in respect of Subsidiary Guarantors, including those applicable during a Suspension Period. 5. Optional Redemption Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to September 15, 2024. On or after September 15, 2024, all or a portion of the Securities shall be redeemable at the option of the Company, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive

A-5 interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on September 15 of the years set forth below: Year Redemption Price 2024 102.375% 2025 101.583% 2026 100.792% 2027 and thereafter 100.000% In addition, at any time prior to September 15, 2022, the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (calculated after giving effect to the issuance of Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) equal to 104.750%, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 60% of such aggregate principal amount of the Securities (calculated after giving effect to the issuance of Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within ninety (90) days after the date of the related Qualified Equity Offering. Prior to September 15, 2024, the Company may at its option redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities, plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). 6. Mandatory Redemption or Sinking Fund The Securities are not subject to any mandatory redemption or sinking fund. 7. Notice of Redemption Notices of redemption shall be provided in accordance with the provisions of the Indenture. 8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions Upon the occurrence of a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to

A-6 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture. In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain asset sales or dispositions. 9. Denominations; Transfer; Exchange The Securities are in registered form without coupons in denominations of $2,000 or any greater integral multiple of $1,000 thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed. 10. Persons Deemed Owners Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes. 11. Unclaimed Money Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors. 12. Discharge and Defeasance Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations (the sufficiency of any such U.S. Government Obligations shall be certified by an Officer’s Certificate) for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be. 13. Amendment, Waiver Subject to certain exceptions set forth in the Indenture, (i) the Company, the Guarantors and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the

A-7 Securities then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to, or the consent of, any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of Holdings, the Company or any Subsidiary Guarantor under this Indenture pursuant to Article 5; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities or to secure the Securities; (v) to add to the covenants or to surrender any right or power conferred upon Holdings, the Company or any Subsidiary Guarantor; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (viii) to conform the text of the Indenture, the Securities or any Guarantee to any provision of the “Description of the notes” in the Prospectus to the extent that such provision in such “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or such Guarantee; or (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities. 14. Defaults and Remedies If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences (including any payment Default that directly resulted from such acceleration). No such rescission will affect any subsequent Default or impair any right consequent thereto. Any time period in the Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction. If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability, claim or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at

A-8 least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense, (iv) the Trustee has not complied with such request within sixty (60) days after the receipt thereof and the offer of security or indemnity and (v) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. 15. Trustee Dealings with the Company Subject to certain limitations imposed by the TIA, the Trustee under the Indenture in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 16. No Recourse Against Others A director, officer, employee or stockholder, as such, of Holdings, the Company or any Subsidiary Guarantor shall not have any liability for any obligations of Holdings, the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. 17. Authentication This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security. 18. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). 19. Governing Law

A-9 THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 20. CUSIP and ISIN Numbers The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

A-10 ASSIGNMENT FORM To assign this Security, fill in the form below: I or we assign and transfer this Security to ________________________________________________________________________ (Print or type assignee’s name, address and zip code) ________________________________________________________________________ (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint _____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. ________________________________________________________________________ Date: ____________________ Your Signature: _________________________________ ________________________________________________________________________ Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

A-11 [TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made: Date of Amount of decrease in Amount of increase in Principal amount of this Signature of authorized Exchange Principal Amount of this Principal Amount of this Global Security following signatory of Trustee or Global Security Global Security such decrease or increase Securities Custodian

A-12 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box: Asset Disposition  Change of Control  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or any greater integral multiple of $1,000 thereof): $ Date: _____________________ Your Signature: ______________________________ (Sign exactly as your name appears on the other side of the Security) Signature Guarantee:____________________________________________________ Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee